UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2010

NEW YORK COMMUNITY BANCORP, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-31565	06-1377322
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

615 Merrick Avenue, Westbury, New York 11590
 (Address of principal executive offices)

(516) 683-4100
(Registrant's telephone number, including area code)

Not applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CURRENT REPORT ON FORM 8-K

Item 5.07    Submission of Matters to a Vote of Security Holders

(a)	The annual meeting of shareholders of New York Community Bancorp, Inc. was held on June 3, 2010.

(b)	The matters considered and voted on by the shareholders at the annual meeting and the vote of the shareholders were as follows:

1.	The following individuals were elected as directors, each for a three-year term, by the following vote:
Name	Shares Voted For	Votes Withheld	Broker Non-Votes
Donald M. Blake	297,418,561	4,307,918	79,840,575
Michael J. Levine	299,302,389	2,424,090	79,840,575
Honorable Guy V. Molinari	291,332,676	10,393,803	79,840,575
John M. Tsimbinos	299,092,518	2,633,961	79,840,575

2.	The appointment of KPMG LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2010 was ratified by the shareholders by the following vote:
Shares Voted For	Shares Voted Against	Abstentions
378,042,940	2,725,160	798,954

There were no broker non-votes on the proposal.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 4, 2010	NEW YORK COMMUNITY BANCORP, INC.

/s/ Ilene A. Angarola
Ilene A. Angarola
Executive Vice President and Director
Investor Relations and Corporate Communications